AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1999

                                                      REGISTRATION NO. 333-79417

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                 Amendment No.1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                         THE BEAR STEARNS COMPANIES INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                      13-3286161
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                             SAMUEL L. MOLINARO, JR.
                             CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      At various times after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__] 333-_______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__] 333-_______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]


                                             CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                                       PROPOSED MAXIMUM       AMOUNT OF

TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE      PROPOSED MAXIMUM OFFERING     AGGREGATE OFFERING     REGISTRATION
        TO BE REGISTERED              REGISTERED(1)         PRICE PER UNIT(2)              PRICE(2)             FEE(2)
---------------------------------     -------------     -------------------------     ------------------     ------------
  Common Stock, par value $1.00         1,091,697                $41.69                  $45,512,848          $2,339(3)
            per share                   shares(3)
=========================================================================================================================

(1)  Plus such  indeterminate  number of shares  pursuant to Rule 416 as may be issued in respect of stock splits,  stock dividends and similar transactions.
(2)  Pursuant to Rule 457 under the  Securities  Act of 1933,  the  proposed  maximum  aggregate  offering  price and the registration  fee are based upon the average of the high and low prices per share of the  Registrant's  Common Stock reported on the New York Stock Exchange Composite Tape on June 25, 1999.
(3)  A registration fee with respect to 889,929 shares was previously paid with the original filing of this  Registration
     Statement, and the registration fee paid herewith is with respect to the additional 201,768 shares.


                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                       THE INFORMATION IN THIS PROSPECTUS
                WILL BE AMENDED OR COMPLETED; DATED JUNE 28, 1999


PROSPECTUS


                         THE BEAR STEARNS COMPANIES INC.

                        1,091,697 SHARES OF COMMON STOCK


     Certain of the Company's former employees, all of whom are named in this Prospectus, are selling for their own accounts up to 1,091,697 shares of its Common Stock that they acquired pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors. The Company will not receive any of the proceeds from such sales.


     The Selling Stockholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

     The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

     Bear,   Stearns  &  Co.  Inc.  and/or  Bear,   Stearns   Securities  Corp.,
subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Stockholders.


     The Common Stock is traded on the New York Stock Exchange under the symbol "BSC". On June 25, 1999, the closing price of the Common Stock on the Exchange was $41.25 per share.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  June    , 1999

     YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                                   ----------

                                TABLE OF CONTENTS

                                                                            PAGE

Where You Can Find More Information............................................2
Certain Definitions............................................................3
The Company....................................................................4
Selling Stockholders...........................................................6
Plan of Distribution..........................................................11
Experts.......................................................................11
Validity of the Common Stock..................................................11


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any document the Company files at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

     The SEC allows the Company to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

     (i)   the  Annual  Report  on Form  10-K  (including  the  portions  of the
           Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1998;

     (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 25, 1998, December 31, 1998 and March 26, 1999, and the Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1998;

     (iii) the Current Reports on Form 8-K dated July 21, 1998, August 26, 1998, October 14, 1998, October 30, 1998, December 9, 1998, December 16, 1998, December 21, 1998, January 19, 1999, January 20, 1999, February 23, 1999, April 12, 1999, April 14, 1999, June 28, 1999; and

     (iv)  the  description  of the  Common  Stock,  which is  registered  under
           Section  12  of  the  Exchange  Act,  set  forth  under  the  caption
           "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

     The Company will provide to you without charge a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning the Company at the Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.


                               CERTAIN DEFINITIONS

     Unless otherwise stated in this Prospectus:

     o the "Company," "we" and "us" refer to The Bear Stearns Companies Inc. and its subsidiaries;

     o  "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

     o  "BSSC" refers to Bear, Stearns Securities Corp.;

     o  "BSIL" refers to Bear, Stearns International Limited; and

     Bear Stearns, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

     o "Common Stock" refers to the Common Stock, par value $1.00 per share, of The Bear Stearns Companies Inc.

     o  "NASD" refers to the National Association of Securities Dealers, Inc.

     o  "NYSE" refers to the New York Stock Exchange.

                                   THE COMPANY

     The Bear Stearns Companies Inc. is a holding company that, through its principal subsidiaries, Bear Stearns, BSSC and BSIL, is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments and institutional and individual investors worldwide. The Company's business includes:

     o  market-making  and  trading  in  corporate,  United  States  government,
        government-agency,    mortgage-related,   asset-backed   and   municipal
        securities;

     o trading in corporate equity and debt securities, options, futures, foreign currencies, interest-rate swaps and other derivative products;

     o  securities and commodities arbitrage;

     o  securities, options and commodities brokerage;

     o  underwriting and distributing securities;

     o  providing securities clearance services;

     o  financing customer activities;

     o  securities lending;

     o  arranging for the private placement of securities;

     o assisting clients in mergers, acquisitions, restructurings and leveraged transactions;

     o  providing other financial advisory services;

     o  making principal investments in leveraged acquisitions;

     o  acting as specialist on the floor of the NYSE;

     o providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory; and

     o  financial market and securities research.


     The Company's business is conducted (a) from its principal offices in New York City; (b) from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; (c) from representative offices in Beijing, Hong Kong and Shanghai; (d) from a branch office in Lugano; (e) through international subsidiaries in Buenos Aires, Dublin, Hong Kong, London, Sao Paulo, Singapore and Tokyo; and (f) through joint ventures with other firms in Belgium, Madrid and the Philippines. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company provides trust-company services through its subsidiary, Custodial Trust Company, located in Princeton, New Jersey.

     Bear Stearns and BSSC are broker-dealers registered with the SEC. They also are members of the NYSE, all other principal United States securities and commodities exchanges, the NASD and the National Futures Association. Bear
Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York. BSIL is a securities broker dealer based in London. BSIL is regulated by the Securities and Futures Authority in the United Kingdom and is a member of the London International Financial Futures Exchange, the London Securities & Derivatives Exchange, the International Petroleum Exchange and the London Commodity Exchange.

     The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; the telephone number of the Company is (212) 272-2000. The Company's Internet address is http://www.bearstearns.com.

                              SELLING STOCKHOLDERS

     This Prospectus relates to shares of Common Stock that have been acquired by the Selling Stockholders named below pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors.

     The Selling Stockholders are former employees of the Company and were Senior Managing Directors of Bear Stearns, except as noted. The following table sets forth:

     o the name, address and principal position or positions over the past three years with the Company of each Selling Stockholder (other than such Selling Stockholder's prior position as a Senior Managing Director of Bear Stearns);


     o  the  number  of  shares  of  Common  Stock  each   Selling   Stockholder
        beneficially owned as of June 3, 1999;


     o  the  number  of  shares  of  Common  Stock   acquired  by  each  Selling
        Stockholder pursuant to the Plan and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this Prospectus; and

     o the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all Shares acquired by such Selling Stockholder pursuant to the Plan and registered under this Registration Statement.

There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement.

      This table reflects all Selling Stockholders who are eligible to resell and the number of shares of Common Stock available to be resold by such Selling Stockholders.

                                                                                 Shares Beneficially Owned
 Selling Stockholders, Addresses of          Shares              Shares             After This Offering
   Selling Stockholders and Prior         Beneficially         Covered by        -------------------------
Principal Positions with the Company     Owned (1)(2)(3)     this Prospectus         Number    Percent
------------------------------------     ---------------     ---------------     -------------------------
 Andre Backar                                 17,768               6,849         10,919          *
 The Sherry Netherlands
 781 Fifth Ave., Ste. 1205
 New York, NY  10022

 Dennis Baum                                  13,374               4,449          8,925          *
 128 Baldwin Road
 Mt. Kisco, NY  10549

 Jeffrey Cianci                                9,958               9,255           703           *
 33 Normandy Lane
 Riverside, CT  06878

 Stephen M. Cunningham                        54,089              48,279          5,810          *
 24 Greenbriar Lane
 Greenwich, CT  06831

 Peter Delaney                                15,361              15,361            0            0%
 1371 Cooper Road
 Scotch Plains, NJ  07076

 Lawrence Doyle                               34,174              34,174            0            0%
 128 Byram Shore Road
 Greenwich, CT  06830

 Michael Ehrlich                              11,653              11,653            0            0%
 38 Cornwell's Beach Road
 Sands Point, NY  11050

 Neil T. Eigen                                10,385              10,121           264           *
 143 N. Passaic Avenue
 Chatham, NJ  07928

 Howel T. Evans (4)                           32,529              29,257          3,272          *
 330 Nagog Hill Road
 Acton, MA  01720

 Kevin J. Finnerty                           156,149             155,898           251           *
 15 Middle Drive
 Plandome, NY  11030

 Peter B. Fox (4)                              2,983                 831          2,152          *
 1118 West Armory Street
 Champaign, IL  61821

 Richard N. Greenfield                        24,794              24,794            0            0%
 62 Parker Street
 Norwell, MA  02061

 Sharon Held (5)                               4,611               4,611            0            0%
 563 Park Avenue, Apt. 6E
 New York, NY  10021


                                                    -7-


 Michael Hellenbrand                          16,919              16,919            0            0%
 424 West End Avenue,
 Apt. 17B
 New York, NY  10024

 John A. Hirsch                                4,379                 571          3,808          *
 414 Round Hill Road
 Greenwich, CT  06831

 Douglas Lake                                 26,133              26,133            0            0%
 29 Sturgis Road
 Bronxville, NY 10708

 Curtis S. Lane (6)                          102,801              94,499          8,302          *
 135 Central Park West,
 Apt. 3S
 New York, NY  10023

 David M. Malcolm                              2,364               2,364            0            0%
 129 Katonah's Wood Road
 Katonah, NY 10536

 James A. Martello                            30,474              30,474            0            0%
 26 Bromley Road
 Montville, NJ  07045

 James D. Marver                              21,036               2,434         18,602          *
 c/o VantagePoint Venture Partners
 1001 Bayhill Drive,
 Suite 100
 San Bruno, CA  94066

 William Montgoris (7)                       327,699             280,033         47,666          *
 286 Gregory Road
 Franklin Lakes, NJ  07417

 Brian Murray                                 19,972               9,159         10,813          *
 485 Clinton Avenue
 Wyckoff, NJ  07481

 Salvatore Naro                               24,094              24,094            0            0%
 244 Piping Rock Road
 Locust Valley, NY  11560

 John F. Otto, Jr.                            21,355              21,260           95            *
 375 Round Hill Road
 Greenwich, CT  06831

 R. Blaine Roberts                            18,654                 155         18,499          *
 7100 Armat Drive
 Bethesda, MD  20817

 Peter H. Rothschild                          40,391              40,344           47            *
 50 East 89th Street, Apt. 20D
 New York, NY  10128


                                                   -8-


 Milton B. Rubin                              89,680               8,789         80,891          *
 98 Hill Drive
 Oyster Bay, NY  11771

 Arif Sarfraz                                  4,549               4,549            0            0%
 2 Chesterfield Hill
 London, England W1X 7RP

 Curtis Schade                               122,404             121,278          1,126          *
 74 Douglas Road
 Glen Ridge, NJ  07028

 Gregory Smith                                33,462              32,876           586           *
 1120 Park Avenue, Apt. 18B
 New York, NY  10128

 Nulsen B. Smith (8)                          15,974              15,974            0            0%
 41 Middlesex Road
 Chestnut Hill, MA  02467

 Gregory A. Stoupnitzky                          602                 602            0            0%
 35 Seville Avenue
 Rye, NY  10580

 Curtis Welling                                4,970               3,658          1,312          *
 239 Millstone Road
 Wilton, CT  06897

----------
*Less than one (1%) percent.

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to former employees' accounts are voted on a "pass through" basis by the former employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.


(3) Does not include an aggregate of 763,125 shares underlying units credited under the Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.


(4)  Mr. Howel T. Evans and Mr. Peter B. Fox are Managing Directors Emeritus.

(5) Mrs. Sharon Held is the designated beneficiary of, and the beneficial owner of the shares credited under the Plan to, James Held, a former employee of the Company and Senior Managing Director of Bear Stearns.


(6)  Mr. Curtis Lane also has a short position of 5,000 shares of Common Stock.

(7) Mr. William Montgoris is a current employee of the Company. He is retiring on June 30, 1999.


(8)  Mr.  Nulsen B. Smith also has a short  position  of 2,000  shares of Common
     Stock.

                              PLAN OF DISTRIBUTION

     Shares covered by this Prospectus will be sold by the Selling Stockholders as principals for their own account. The Company will not receive any proceeds from sales of any shares by Selling Stockholders.

     The Selling Stockholders or their pledgees, donees, transferees or other successors in interest (including Bear Stearns to the extent that shares may be sold from a margin account) may sell shares pursuant to this Prospectus from time to time (a) in transactions (including one or more block transactions) on the NYSE; (b) in the public market off the NYSE; (c) in privately negotiated transactions, or (d) in a combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

     The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this Prospectus to any person who purchases any of the shares from or through such broker or dealer.

     Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Stockholders in connection with sales under this Prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.


                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's 1998 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                          VALIDITY OF THE COMMON STOCK

     The validity of the Common Stock will be passed upon for the Company by Cadwalader, Wickersham & Taft, New York, New York.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.


SEC registration fee................................................     $12,552
Accounting fees.....................................................       5,000
Legal fees and expenses.............................................      10,000
Miscellaneous.......................................................         448
                                                                         -------
         Total......................................................     $28,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

     Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998.

     The registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

     For the undertaking with respect to indemnification, see Item 17.

ITEM 16.  EXHIBITS.

          Exhibit No.                           Description
          -----------                           -----------

            4(a)(1)    --  Restated   Certificate   of   Incorporation   of  the
                           Registrant  (incorporated  by  reference  to  Exhibit
                           4(a)(1)  to the  Registration  Statement  on Form S-3
                           (File No. 333-57083)).

            4(a)(2)    --  Certificate  of  Stock  Designation  relating  to the
                           Registrant's  Adjustable  Rate  Cumulative  Preferred
                           Stock, Series A (incorporated by reference to Exhibit
                           4(a)(6)  to the  Registration  Statement  on Form S-8
                           (File No. 33-49979)).

            4(a)(3)    --  Certificate  of  Stock  Designation  relating  to the
                           Registrant's  Cumulative  Preferred  Stock,  Series E
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January
                           14, 1998).

            4(a)(4)    --  Certificate  of  Stock  Designation  relating  to the
                           Registrant's  Cumulative  Preferred  Stock,  Series F
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                           1998).

            4(a)(5)    --  Certificate  of  Stock  Designation  relating  to the
                           Registrant's  Cumulative  Preferred  Stock,  Series G
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                           1998).

            4(b)       --  Amended and Restated By-laws of the Registrant (filed
                           as  Exhibit  (3)(b)  to  the  Registrant's  Quarterly
                           Report on Form 10-Q for the  quarterly  period  ended
                           December 31, 1997).

            5          --  Opinion of Cadwalader, Wickersham & Taft.*

            23(a)      --  Consent of Deloitte & Touche LLP.

            23(b)      --  Consent of Cadwalader, Wickersham & Taft (included in
                           Exhibit 5).*


            24         --  Power of attorney (included in the signature pages to
                           the Registration Statement).*

----------
*Previously filed.


ITEM 17.  UNDERTAKINGS.


     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided,  however,  that the  undertakings  set forth in paragraphs  (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 1999.

                                        THE BEAR STEARNS COMPANIES INC.



                                        By:      /s/ SAMUEL L. MOLINARO, JR.
                                             -----------------------------------
                                                   SAMUEL L. MOLINARO, JR.
                                             Senior Vice President--Finance and
                                                  Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on June 28, 1999.



          SIGNATURE                                              TITLE
          ---------                                              -----

                         THE BEAR STEARNS COMPANIES INC.



                 *                      Chairman of the Board and Director
-----------------------------------
         ALAN C. GREENBERG


                 *                      President, Chief Executive Officer and
-----------------------------------     Director
          JAMES E. CAYNE                (Principal Executive Officer)



                                        Director
-----------------------------------
         CARL D. GLICKMAN



                 *                      Director
-----------------------------------
       DONALD J. HARRINGTON


                 *                      Director
-----------------------------------
          WILLIAM L. MACK


                 *                      Director
-----------------------------------
         FRANK T. NICKELL


                 *                      Director
-----------------------------------
        FREDERIC V. SALERNO


                 *                      Director
-----------------------------------
           VINCENT TESE

                                        Director
-----------------------------------
            FRED WILPON


    /S/ SAMUEL L. MOLINARO, JR.         Senior Vice President-Finance and
-----------------------------------     Chief Financial Officer
      SAMUEL L. MOLINARO, JR.           (Principal Financial Officer)



                 *                      Controller and Assistant Secretary
-----------------------------------     (Principal Accounting Officer)
        MARSHALL J LEVINSON


*By:   /S/ SAMUEL L. MOLINARO, JR.
      -----------------------------
         SAMUEL L. MOLINARO, JR.
            Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------

4(a)(1)     --     Restated  Certificate  of  Incorporation  of  the  Registrant
                   (incorporated   by  reference  to  Exhibit   4(a)(1)  to  the
                   Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)     --     Certificate of Stock Designation relating to the Registrant's
                   Adjustable  Rate  Cumulative   Preferred   Stock,   Series  A
                   (incorporated   by  reference  to  Exhibit   4(a)(6)  to  the
                   Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(3)     --     Certificate of Stock Designation relating to the Registrant's
                   Cumulative   Preferred  Stock,   Series  E  (incorporated  by
                   reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

4(a)(4)     --     Certificate of Stock Designation relating to the Registrant's
                   Cumulative   Preferred  Stock,   Series  F  (incorporated  by
                   reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20, 1998).

4(a)(5)     --     Certificate of Stock Designation relating to the Registrant's
                   Cumulative   Preferred  Stock,   Series  G  (incorporated  by
                   reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

4(b)        --     Amended  and  Restated  By-laws of the  Registrant  (filed as
                   Exhibit (3)(b) to the  Registrant's  Quarterly Report on Form
                   10-Q for the quarterly period ended December 31, 1997).

5           --     Opinion of Cadwalader, Wickersham & Taft.*

23(a)       --     Consent of Deloitte & Touche LLP.

23(b)       --     Consent of Cadwalader, Wickersham & Taft (included in Exhibit
                   5).*

24          --     Power of attorney  (included  in the  signature  pages to the
                   Registration Statement).*


----------
*Previously filed.